October 28, 1999


Office of Records
Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:   Dreyfus BASIC Municipal Fund, Inc.
      Registration Statement File Nos.  33-42162, 811-6377


Dear Sir or Madam:

      Transmitted for filing is one (1) copy of an EDGARized version of Post-Effective Amendment No. 16 to the above-referenced Fund's Registration Statement. This filing is made pursuant to Rule 485(a) under the Securities Act of 1933, as amended, to become effective on January 1, 2000, as this Registration Statement has been prepared in accordance with Form N-1A as amended June 1, 1998. Parts B and C of the document have been marked to show changes from Post-Effective No. 15. Part A is entirely new, reflecting the Form N-1A amendments and plain English requirements.

      Please address any comments or questions to my attention at (212)
922-6801.


                                    Sincerely,


                                    Christine Brennan





CB
Enc.
Cc:   Ernst & Young, LLP
      Stroock & Stroock & Lavan, LLP